Exhibit 31.3

I, James D. Kelly III, certify that:

1. I have reviewed this Amended Annual Report on Form 10-K of GRIID Infrastructure Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2024

/s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer